EXHIBIT 10.10
AGREEMENT WITH ANC RENTAL CORPORATION REGARDING ALAMO CAR RENTAL

                      INTERNET AFFILIATE PROGRAM AGREEMENT

ANC Rental Corporation ("ANC"), a Delaware Corporation having its principal place of business at 200 South Andrews Avenue, Ft. Lauderdale, Florida 33301, and Invicta Group Inc A corporation having its principal place of business at 9553 Harding Avenue, Miami Beach, FL 33154 ("Organization"), agree that:


1.     Rates.
       ------
Organization's members ("Members") may rent cars from ANC subsidiaries Alamo Rent-A-Car, L.L.C., ("Alamo") and National Car Rental System, Inc., ("National") at the rates provided through the online offers provided to Organization (the "Rates"). These offers will direct all Members through Organization's website
  ----
to the Alamo or National website to reserve the special offer. Organization will receive the allowance rebate (s) listed in Exhibit "A" (the "Allowance Rebate").

The Rates will be available to Members at all of Alamo's and National's participating U.S. and International locations by giving Organization's identification number at the time of reservation. The identification number will be pre-filled via the link from the Organization's website to the Alamo or National website booking engine.

2.     Term.
       -----
This Agreement will begin when it has been executed by both parties and terminate at midnight on December 31, 2003, unless either party cancels it prior to that time by giving the other party 30 days prior written notice.

3.     Reservations.
       -------------
Based on availability, Alamo and National guarantee the Rates for any day, at any location, upon twenty-four (24) hour advance reservation.

4.     Rate  Restrictions.
       -------------------
     Seasonal surcharges may apply in addition to the Rates offered to the Members.

Availability may be limited. If a reserved vehicle category is not available at the time of rental, Alamo or National will provide a vehicle in a similar or higher vehicle category at no additional charge.

The Rates do not include taxes, governmentally authorized or imposed surcharges, airport or airport facility fees, license and concession recoupment fees, or optional charges such as refueling service charges, Personal Accident/Personal Effects Coverage, Supplemental Liability Insurance, Carefree Personal Protection, Extended Protection, or any other optional items or services. The renter is responsible for paying for these items in addition to the Rate.

All renters are subject to Alamo's and National's standard driver qualification procedures.

All offers cannot be combined with any other Alamo or National discount program.

Photocopy  reproductions  of  any  coupon  will  not  be  accepted.

5.     Advertising.
       ------------
Any Advertising of the program contemplated by this Agreement must be agreed to in writing by both parties before publication.

6.     Trademarks.
       -----------
Organization understands that ANC, or its subsidiaries, is the owner of the trademarks "Alamo" and "National" and other marks and symbols which identify
Alamo and National to the public. Throughout the term of this Agreement, ANC allows Organization a limited license to use the trademark "Alamo" and "National" and other symbols identified with Alamo's and National's advertising material in any advertising of this program, subject to ANC's prior approval in each instance. Organization's limited license will expire at the expiration or termination of this Agreement. Organization agrees that its use of Alamo's and National's trademarks or other symbols gives Organization no ownership rights to such marks or symbols and only grants such other, limited, rights as are expressly set forth in this Agreement

7.     Indemnification.
       ----------------
Each party will indemnify the other party and its affiliates and parent companies, and the officers, directors, employees, and agents of each of them, from and against the full amount of all claims, suits, fines, complaints, or penalties (and any costs, expenses, and fees, including without limitation attorney's fees incurred in connection therewith) caused by the negligent or intentional misconduct of its employees or agents under this Agreement.

8.     Confidential  Information.
       --------------------------
a.     ANC  and  Organization  (as  such "Receiving Party") understand that they
                                          ---------------
will each have access to the Confidential Information (defined below) of the other party (as such, "Disclosing Party"). Such Confidential Information
                           -----------------
includes, but is not limited to: Disclosing Party's (i) marketing philosophy, objectives, strategies, and information; (ii) competitive advantages and disadvantages; (iii) cost, pricing, and other financial data, information, objectives, and strategies; (iv) information concerning customers, vendors, franchisees, and other business partners; (v) marketing positions and objectives; (vi) business methods; (vii) data processing and management information systems, programs, and practices; (viii) application, operating system, communication and other software; (ix) source and object code, technical data, flowcharts, and algorithms; and (x) trade secrets and any other information that derives independent economic value from not being generally known to, and not being readily ascertainable through proper means by, the public ("Confidential Information"). In addition, the terms of this Agreement shall be considered Confidential Information. Insofar as Confidential Information may be disclosed orally, visually, or electronically, failure to mark any of the Confidential Information as "Confidential" or "Proprietary" or with words of similar import shall not affect its stature as Confidential Information.

b. The obligations contained herein shall not apply to any information of the nature described above that Receiving Party can document: (i) is, or becomes, through no improper action or inaction by Receiving Party, generally available to the public; or (ii) was in its possession, known by it, or independently developed by it, prior to receipt from Disclosing Party; or (iii) was rightfully disclosed to it by a third party without restriction.

c. In consideration of the receipt of the Confidential Information, Receiving Party agrees that it shall; (i) protect and preserve the confidential and proprietary nature of all Confidential Information; (ii) not disclose, give, sell, or otherwise transfer or make available any Confidential Information to any third party for any purpose; (iii) not use the Confidential Information, except in connection with performance under this Agreement; (iv) with respect to its employees and agents, limit the dissemination of the Confidential Information to those who need to know and who are bound by a similar obligation of confidentiality; (v) return all physical embodiments of such Confidential Information to the Disclosing Party promptly upon the sooner of Disclosing Party's request therefor or termination of this Agreement.

d. Receiving Party understands that nothing herein requires the disclosure of any particular Confidential Information to Receiving Party. Receiving Party further understands and agrees that no warranty is made as to the completeness or accuracy of the Confidential Information.

e. Receiving Party acknowledges and agrees that due to the unique nature of Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of Receiving Party's obligations hereunder and that any such breach may allow Receiving Party or third parties to unfairly compete with Disclosing Party resulting in irreparable harm to Disclosing Party. Therefore, upon any such breach or any threat thereof, Disclosing Party shall be entitled to seek, from any court of competent jurisdiction, appropriate equitable relief including, but not limited to, an immediate injunction enjoining any actual or threatened breach of Receiving Party's obligations with regard to Confidential Information, in addition to whatever remedies it might have at law, and to be indemnified by Receiving Party from any resulting loss or harm, including, without limitation, attorneys' fees in connection therewith.

9.     Assignment.
       -----------
Neither party may assign any of its rights under this Agreement without the prior written agreement of the other party hereto.

10.     Attorneys  Fees.
        ----------------
If a controversy arises under this Agreement, the prevailing party will be reimbursed its reasonable costs and attorney's fees from the non-prevailing party.

11.     Governing  Law.
        ---------------
The interpretation and construction of this Agreement will be governed by the laws of Florida, except those regarding conflicts of laws, and the exclusive venue for legal challenges hereunder will be the courts of Broward County, Florida.

12.     Entire  Agreement.
        ------------------
This Agreement constitutes the final, entire, and exclusive agreement among the parties with respect to its subject matter, and there are no prior representations, understandings, or agreements relative hereto such that are not expressed herein.

13.     Notices.  All  consents,  notices,  requests,  demands,  objections, and
        --------
other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed given when delivered personally upon receipt, on the next business day when sent by overnight courier, and on the fifth business day after being mailed by certified mail, return receipt requested, to each party at the following address (or to such other address as that party may have specified by notice given to the other pursuant to this provision):

If  to  Organization:




If  to  ANC:

     ANC  Rental  Corporation
     200  South  Andrews  Avenue
     Ft.  Lauderdale,  Florida  33301
     Attention:  Vice  President  Strategic  Marketing



14.     Severability.
        -------------
Whenever possible, each provision of this Agreement shall be interpreted so as to be valid under applicable law, but if any provision of this Agreement is held to be invalid, such provision shall be deemed restated to reflect the original intentions of the parties as nearly as possible in accordance with applicable law, and, if capable of substantial performance, the remaining provisions of this Agreement shall be enforced as if this Agreement were entered into without the invalid provision.

15.     Relationship  of  Parties.
        --------------------------
Each party to this Agreement is acting only as an independent contractor and not as a partner, employee, agent, or joint venture of the other.

16.     Modification  and  Enforcement.
        -------------------------------
This Agreement may be modified only in a writing signed by each party. No delay or omission by either party to exercise any right or power under this Agreement may impair such right or power or be construed to be a waiver thereof. A waiver by either party of any of the obligations to be performed by the other or any breach thereof may not be construed to be a waiver of any succeeding breach thereof or of any other obligation.

ANC RENTAL CORPORATION            INVICTA GROUP INC.


By: /s/ Kellie L. Smythe         By:  /s/  David Scott
Name: Kellie L. Smythe           Name: David Scott
Title: VP. Channel Marketing     Title: President
Date: 9/18/02                    Date: 9/19/02

                                   Website: DONTPAYFULLFARE.COM

               EXHIBIT "A" TO INTERNET AFFILIATE PROGRAM AGREEMENT

                                ALLOWANCE REBATE

a. ANC shall prepare and send Organization, on or about every thirty (30) days after the end of each month of this Agreement, a monthly management report for all rental activity during the preceding month of this Agreement.

b. ANC agrees to pay Organization a monthly rebate based on Members' net time and mileage volume (i.e., the basic rental rates excluding all taxes, surcharges, governmentally imposed fees, and all incremental items included in the rate or sold at the rental counter) generated from completed rentals made by members who booked his or her reservation for such rental on the Alamo or National website after being transferred to such website via a link from Organizations website according to the following volume structure listed below.

             MONTHLY NET TIME & MILEAGE VOLUME     REBATE ALLOWANCE
             ---------------------------------     ----------------
                                no minimum     5%
                                ----------     --